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                                                                    EXHIBIT 12.2

                          NABISCO GROUP HOLDINGS CORP.

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                               SIX MONTHS
                                                                  ENDED
                                                              JUNE 30, 2000
                                                              -------------
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Earnings before fixed charges:
  Income before income taxes................................      $259
  Less minority interest in pre-tax income..................       (31)
                                                                  ----
  Adjusted income before income taxes.......................       228
  Interest and debt expense.................................       147
  Interest portion of rental expense........................        16
                                                                  ----
Earnings before fixed charges...............................      $391
                                                                  ====
Fixed charges:
  Interest and debt expense.................................      $147
  Interest portion of rental expense........................        16
  Capitalized interest......................................         1
                                                                  ----
    Total fixed charges.....................................      $164
                                                                  ====
Ratio of earnings to fixed charges..........................       2.4
                                                                  ====
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